                                                                               .
                                                                               .
                                                                               .
                                   EXHIBIT 21
                                  SUBSIDIARIES




           NAME OF CORPORATION                                STATE OF INCORPORATION
Advocat Ancillary Services, Inc.                                    Tennessee
Advocat Distribution Services, Inc.                                 Tennessee
Advocat Finance, Inc.                                                Delaware
Diversicare Afton Oaks, LLC                                          Delaware
Diversicare Assisted Living Services, Inc.                          Tennessee
Diversicare Assisted Living Services NC, LLC                        Tennessee
Diversicare Assisted Living Services NC I, LLC                       Delaware
Diversicare Assisted Living Services NC II, LLC                      Delaware
Diversicare Canada Management Services Co., Inc.                 Ontario, Canada
Diversicare General Partner, Inc.                                     Texas
Diversicare Good Samaritan, LLC                                      Delaware
Diversicare Leasing Corp.                                           Tennessee
Diversicare Leasing Corp. of Alabama                                 Alabama
Diversicare Management Services Co.                                 Tennessee
Diversicare Pinedale, LLC                                            Delaware
Diversicare Windsor House, LLC                                       Delaware
First American Health Care, Inc.                                     Alabama
Senior Care Florida Leasing, LLC                                     Delaware
Senior Care Cedar Hills, LLC                                         Delaware
Senior Care Golfcrest, LLC                                           Delaware
Senior Care Golfview, LLC                                            Delaware
Senior Care Southern Pines, LLC                                      Delaware
Sterling Health Care Management, Inc.                                Kentucky
